                                                                       EX - 99.1

[LOGO]  Mellon                                         News Release
                  ANALYSTS:
                  ---------
                  Donald J. MacLeod   David T. Lamar
        Contact:  (412) 234-5601      (412) 234-4633   Corporate Affairs
                  MEDIA:                               One Mellon Bank Center
                  ------                               Pittsburgh, PA 15258-0001
                  Stephen K. Dishart
                  (412) 234-0850
_______________________________________________________________________________

FOR IMMEDIATE RELEASE


MELLON REPORTS RECORD FOURTH QUARTER AND FULL YEAR 1995 RESULTS
---------------------------------------------------------------

 .  Mellon Reports Record Earnings in 1995 of $4.50 Per Common Share, Up
   13 Percent from 1994, Excluding Certain Items.

 .  Return on Common Equity is 17.8 Percent and Return on Assets is 1.72
   Percent for 1995.

 .  Mellon Reports Record Earnings of $1.18 Per Common Share for Fourth Quarter
   1995, Up 12 Percent from Fourth Quarter 1994, Excluding Certain Items.

 .  Return on Common Equity Reaches 18.1 Percent and Return on Assets is
   1.68 Percent for the 1995 Fourth Quarter.


PITTSBURGH, Jan. 10, 1996--Mellon Bank Corporation (NYSE:MEL) today reported record 1995 earnings of $4.50 per common share, up 13 percent from 1994.
For the full year 1994, the Corporation reported earnings of $4.00 per common share, excluding certain items.
      "1995 was the best year in Mellon's history, setting record earnings," said Frank V. Cahouet, Mellon chairman, president and chief executive officer. "This was captured in our stock price for 1995 which appreciated 76 percent and recently set an all-time high. We saw excellent growth in a number of our key businesses and are poised to continue that growth as we proceed into 1996."
      For the full year 1995, Mellon reported net income applicable to common stock of $652 million, compared with $593 million for the full year 1994, excluding a $130 million one-time securities lending charge, $89 million in Dreyfus merger-related charges, and $16 million of preferred stock dividends recorded in connection with the

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

Mellon Reports Earnings
Jan. 10, 1996
Page 2


redemption of the Series H preferred stock. Mellon reported 1994 net income applicable to common stock of $358 million, or $2.42 per common share, including the securities lending charge, Dreyfus merger-related charges and preferred stock dividends.

Fourth Quarter 1995
-------------------
       For the fourth quarter of 1995, Mellon reported net income applicable to common stock of $164 million, or $1.18 per common share, compared with $157 million, or $1.05 per common share, in the fourth quarter of 1994, excluding the securities lending charge and preferred stock redemption. Including those items, fourth quarter 1994 net income applicable to common stock was $11 million, or $.07 per common share.
       Compared with the fourth quarter of 1994, Mellon's fourth quarter
1995 results reflected higher fee revenue offset in part by higher credit quality expense and lower net interest revenue.
       Net interest revenue was $382 million in the fourth quarter of 1995, down from $401 million in the fourth quarter of 1994, reflecting higher funding costs and the credit card securitization transaction that occurred in late November. Fee revenue was $444 million in the fourth quarter of 1995, compared with $405 million in the fourth quarter of 1994. The increase in fee revenue primarily resulted from higher mortgage servicing revenue as a result of acquisitions and credit card revenues. The increase in credit card revenue is primarily related to the credit card securitization transaction.
       Operating expense for the fourth quarter of 1995 was $526 million, compared with $741 million in the prior-year period. Excluding the fourth quarter 1994 pretax securities lending charge of $223 million, fourth quarter 1995 operating expense increased one percent, compared with the prior-year period.
       The provision for credit losses was $35 million in the fourth quarter of 1995, up from $15 million in the prior-year period. Net credit losses were $138 million in the fourth quarter of 1995, compared with $20 million in the fourth quarter of 1994. The increase resulted primarily from $106 million of credit losses on $193 million of CornerStone/SM/ credit card loans that were transferred to an accelerated resolution portfolio at their estimated net realizable value. Nonperforming assets totaled $236

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

Mellon Reports Earnings
Jan. 10, 1996
Page 3


million at Dec. 31, 1995, down $25 million, or 10 percent, from $261 million at Sept. 30, 1995. Nonperforming assets decreased by $3 million, from $239 million at Dec. 31, 1994. The Corporation's nonperforming assets ratio at
Dec. 31, 1995, was .85 percent, compared with .93 percent at Sept. 30, 1995, and .89 percent at Dec. 31, 1994.
       Annualized return on common shareholders' equity and return on assets were 18.1 percent and 1.68 percent, respectively, in the fourth quarter of 1995. Annualized return on common shareholders' equity and return on assets, excluding the securities lending charge and preferred stock redemption, were 16.5 percent and 1.74 percent, respectively, in the fourth quarter of 1994. Annualized return on common shareholders' equity and return on assets, including the securities lending charge and the preferred stock redemption, were 1.1 percent and .42 percent, respectively, in the fourth quarter of 1994.
Full Year 1995
--------------
       Compared with 1994, the Corporation's 1995 results reflected increases in net interest and fee revenue as well as lower operating expense, partially offset by higher credit quality expense.
       Net interest revenue for the year increased to $1.548 billion, up
$40 million from $1.508 billion in 1994, principally reflecting a higher average level of loans. Fee revenue increased to $1.670 billion, compared with $1.652 billion in 1994. Higher mortgage servicing fees, credit card fees and foreign currency and securities trading fees were partially offset by lower trust and investment management fees, the loss of revenue from the seasonal tax refund anticipation loan program, which was discontinued in 1995, as well as the effect of divestitures.
        Operating expense, before the net revenue from acquired property, was well managed at $2.047 billion in 1995, down from $2.075 billion for 1994, before the securities lending charge and merger expense.
       The provision for credit losses was $105 million in 1995, up $35 million from $70 million in 1994. Net credit losses in 1995 were $249 million, up significantly from $67 million in 1994, reflecting higher net credit losses on credit card loans including the $106 million credit card loss on certain CornerStone/sm/ accounts recorded in the fourth quarter of 1995.

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

Mellon Reports Earnings
Jan. 10, 1996
Page 4


       Return on common shareholders' equity and return on assets were 17.8 percent and 1.72 percent, respectively, in 1995. 1994 return on common shareholders' equity and return on assets were 16.0 percent and 1.71 percent, respectively, excluding the securities lending charge, Dreyfus merger-related charges and preferred stock redemption.
       Including the securities lending charge, Dreyfus merger-related charges and preferred stock redemption, 1994 return on common shareholders' equity and return on assets were 9.8 percent and 1.14 percent, respectively.
       With balance sheet assets of approximately $41 billion and assets under management or administration of more than $900 billion, Mellon Bank Corporation is a major financial services company headquartered in Pittsburgh; its primary subsidiary is Mellon Bank, N.A. Mellon provides a full range of banking and investment products and services to individuals and small, midsize and large businesses and institutions. Its principal mutual fund business is The Dreyfus Corporation.


                                     ###


              NOTE: Detailed supplemental information follows.

Mellon Reports Earnings
Jan. 10, 1996
Page 5

Net Interest Revenue
----------------------------

(taxable equivalent basis)       Quarter ended                 Year ended
                                  December 31,                 December 31,
(dollar amounts in millions)     1995     1994  Inc/(Dec)     1995     1994  Inc/(Dec)
-----------------------------------------------------------------------------------------
Net interest revenue          $   384  $   403  $  (19)    $ 1,558  $ 1,521   $   37
-----------------------------------------------------------------------------------------
Average loans                 $27,747  $26,401  $1,346     $27,321  $25,097   $2,224
-----------------------------------------------------------------------------------------
Average interest-earning
 assets                       $34,414  $32,957  $1,457     $33,761  $32,282   $1,479
-----------------------------------------------------------------------------------------
Net interest margin             4.43%    4.85%     (42)bp    4.62%    4.71%       (9)bp
-----------------------------------------------------------------------------------------

The decrease in net interest revenue and the net interest margin in the fourth quarter of 1995, compared with the fourth quarter of 1994, primarily resulted from the migration of retail customers from lower cost deposit products to higher cost products and the effect of a credit card securitization which offset loan growth. The $950 million credit card securitization transaction occurred in late November and reduced average credit card loans by $423 million for the quarter. Adjusted for the effect of the credit card securitization, net interest revenue in the fourth quarter of 1995 would have been $394 million and the net interest margin for the fourth quarter of 1995 would have been 4.49%.
In accordance with generally accepted accounting principles, the foregone net interest revenue from the securitized credit card receivables is substantially offset by higher servicing fee revenue and lower net credit losses.

Average loans increased in the fourth quarter of 1995, compared with the prior-year period by $1.3 billion, or 5%, primarily as a result of an $800 million increase in mortgage warehouse loans, a $500 million increase in retail loans and a $500 million increase in domestic wholesale loans, which more than offset a $300 million decrease in jumbo residential mortgage loans, due in part to loan sales.

Mellon Reports Earnings
Jan. 10, 1996
Page 6


The improvement in net interest revenue in the full year of 1995 principally resulted from loan growth. The decrease in the net interest margin in the full year of 1995 principally resulted from the same factors responsible for the fourth quarter decline.

Credit Quality Expense and Net Credit Losses
--------------------------------------------

                                   Quarter ended            Year ended
                                    December 31,            December 31,
(dollar amounts in millions)         1995   1994  Inc/(Dec)  1995   1994  Inc/(Dec)
----------------------------------------------------------------------------------
Provision for credit losses          $ 35    $15   $ 20      $105    $70   $ 35
Net revenue from acquired property     (5)    (5)     -       (20)   (28)    (8)
----------------------------------------------------------------------------------
    Credit quality expense           $ 30    $10   $ 20      $ 85    $42   $ 43
----------------------------------------------------------------------------------

Net credit losses (recoveries)(a):
 Domestic:
  Credit card                        $ 36    $17   $ 19      $153    $52   $101
  Other consumer credit                 3      6     (3)       14     11      3
  Commercial real estate               (3)     4     (7)      (22)     2    (24)
  Commercial and financial             (4)    (5)     1         3      1      2
-----------------------------------------------------------------------------------
   Total domestic                      32     22     10       148     66     82
   International                        -     (2)     2        (5)     1     (6)
----------------------------------------------------------------------------------
 Net credit losses                     32     20     12       143     67     76
 Credit losses on assets held for
  accelerated resolution              106      -    106       106      -    106
---------------------------------------------------------------------------------
   Total net credit losses           $138    $20   $118      $249    $67   $182
---------------------------------------------------------------------------------
Annualized net credit losses
 to average loans                   1.97%   .30%    167bp    .91%   .27%     64bp
Annualized net credit losses to
 average loans excluding net
 credit losses on assets held
 for accelerated resolution          .46%   .30%     16bp    .53%   .27%     26bp
----------------------------------------------------------------------------------

(a) Excludes net credit losses on segregated assets.

Credit quality expense increased in the fourth quarter and full year of 1995, compared with the prior-year periods, primarily as a result of a higher provision for credit losses, which was made in response to credit losses from the CornerStone/sm/ credit card portfolio.

The $118 million increase in net credit losses compared with the fourth quarter of 1994 resulted from a $123 million increase in net credit card losses from the CornerStone/sm/ portfolio. In December 1995, the Corporation

Mellon Reports Earnings
Jan. 10, 1996
Page 7


segregated $193 million of CornerStone/sm/ credit card loans into an accelerated resolution portfolio. CornerStone/sm/ outstandings were $845 million at that time, compared with $880 million at June 30, 1995 and $810 million at March 31, 1995. In connection with this $193 million transfer, the Corporation evaluated the carrying value of these loans, which have a history of delinquency, and recorded a credit loss of $106 million to reflect an estimated net realizable value of $87 million. Interest receipts, fees and loan loss recoveries on loans in this portfolio are applied to reduce the carrying value of this portfolio, which totaled $82 million at December 31, 1995. No revenue will be recorded on this portfolio until the net realizable value is recovered.

Total net credit losses in the fourth quarter of 1995 on the CornerStone/sm/ credit card portfolio were $128 million, including the $106 million of credit losses on the loans transferred to the accelerated resolution portfolio and $22 million of credit losses recorded prior to the formation of the accelerated resolution portfolio. Excluding these credit losses, the ratio of annualized net credit losses to average loans was 15 basis points. The Corporation expects a significant reduction in net credit card credit losses in 1996 as a result of the actions taken on the delinquent portion of the CornerStone/sm/ portfolio as well as the securitization of $950 million of credit card loans.

Net credit losses increased $182 million in the full year of 1995 compared with the full year of 1994, reflecting the higher level of credit card losses during the year. Partially offsetting these credit losses were strong credit recoveries on commercial real estate and other commercial loans in 1995.

Mellon Reports Earnings
Jan. 10, 1996
Page 8


Noninterest Revenue
-------------------

                                 Quarter ended                 Year ended
                                  December 31,                 December 31,
(in millions)                    1995     1994  Inc/(Dec)     1995     1994  Inc/(Dec)
-------------------------------------------------------------------------------------
Fee revenue:
Trust and investment management:
 Mutual fund:
  Management                     $ 82     $ 72    $ 10      $  309   $  294    $ 15
  Administration/Custody           25       35     (10)        115      159     (44)
 Institutional trust               50       50       -         206      223     (17)
 Institutional asset management    35       35       -         135      143      (8)
 Private asset management          37       32       5         141      134       7
-------------------------------------------------------------------------------------
  Total trust and investment
   management fees                229      224       5         906      953     (47)
Cash management and deposit
 transaction charges               47       49      (2)        191      197      (6)
Mortgage servicing fees            40       24      16         122       78      44
Foreign currency and
 securities trading                18       22      (4)         91       76      15
Credit card fees                   28       21       7          90       72      18
Other                              82       65      17         270      276      (6)
-------------------------------------------------------------------------------------
  Total fee revenue               444      405      39       1,670    1,652      18
Gains (losses) on sale
 of securities                      6        -       6           6       (5)     11
-------------------------------------------------------------------------------------
     Total noninterest revenue   $450     $405    $ 45      $1,676   $1,647    $ 29
-------------------------------------------------------------------------------------

The $5 million increase in trust and investment management fees in the fourth quarter of 1995, compared with the prior-year period, primarily resulted from a $10 million increase in mutual fund management revenue and a $5 million increase in private asset management fees. Partially offsetting these increases was a $10 million decrease in mutual fund administration and custody fees. The higher revenue from the management of mutual funds resulted from a higher average level of mutual fund assets managed and lower fee waivers at Dreyfus. Mutual fund management revenues grew to $82 million in the fourth quarter from $80 million in the third quarter, $76 million in the second quarter and $71 million in the first quarter, paralleling the growth in these assets. Average proprietary funds managed at Dreyfus in the fourth quarter of 1995 were $78 billion, compared with $77 billion in the third quarter, $72 billion in the second quarter and $68 billion in the first quarter. These increases primarily resulted from higher average institutional money market funds, as well as an overall increase in the

Mellon Reports Earnings
Jan. 10, 1996
Page 9


market values of assets managed, reflecting the improvement in the fixed income and equity markets in 1995. At December 31, 1995, total mutual fund assets managed at Dreyfus were $77 billion, an increase of $11 billion from December 31, 1994.

The increase in mortgage servicing fees in the fourth quarter of 1995, compared with the prior-year period, resulted from the acquisition of mortgage servicing rights. The third quarter 1995 acquisition of Metmor, a residential and commercial mortgage banking company, generated $14 million in fee revenue in the fourth quarter. The Corporation's total mortgage servicing portfolio was $53 billion at December 31, 1995, compared with $37 billion at December 31, 1994.

Credit card revenue increased in the fourth quarter of 1995, compared with the fourth quarter of 1994, primarily as a result of servicing revenue related to the credit card portfolio that was securitized in late November 1995. The amount of credit card interest revenue and fee revenue in excess of interest paid to securitization certificate holders and credit losses is recognized monthly in credit card fee revenue. The decrease in foreign currency and securities trading fee revenue in the fourth quarter of 1995 was attributable to lower trading account fee revenue.

The increase in fee revenue for the full year of 1995, compared with the prior-year period, resulted from higher mortgage servicing revenue, credit card fees and foreign currency and securities trading revenue, partially offset by lower trust and investment management fees.

Mellon Reports Earnings
Jan. 10, 1996
Page 10


Operating Expense
-----------------

                                     Quarter ended                Year ended
                                       December 31,               December 31,
(dollar amounts in millions)           1995    1994   Inc/(Dec)   1995    1994   Inc/(Dec)
-----------------------------------------------------------------------------------------
Staff expense                          $248    $237      $11      $957   $ 956      $1
Net occupancy expense                    52      54       (2)      205     206      (1)
Professional, legal and
 other purchased services                51      62      (11)      186     210     (24)
Equipment expense                        40      35        5       143     132      11
Amortization of goodwill
 and other intangible assets             24      25       (1)       96      98      (2)
Amortization of mortgage
 servicing rights and purchased
 credit card relationships               25       9       16        68      40      28
FDIC assessment and regulatory
 examination fees                         -      16      (16)       31      63     (32)
Other expense                            91      85        6       361     370      (9)
-----------------------------------------------------------------------------------------
  Operating expense before the net
   revenue from acquired property,
   the securities lending charge
   and merger expense                   531     523        8     2,047   2,075     (28)
-----------------------------------------------------------------------------------------
Net revenue from acquired property       (5)     (5)       -       (20)    (28)     (8)
Securities lending charge                 -     223     (223)        -     223    (223)
Merger expense                            -       -        -         -     104    (104)
-----------------------------------------------------------------------------------------
Total operating expense                $526    $741    $(215)   $2,027  $2,374   $(347)
-----------------------------------------------------------------------------------------
Average full-time equivalent staff   24,500  24,800     (300)   24,300  24,300       -
-----------------------------------------------------------------------------------------
Efficiency ratio (a)                    64%     65%       (1)      63%     65%      (2)
Efficiency ratio excluding
 amortization of goodwill and
 other intangible assets                61      62        (1)      60      62       (2)
-----------------------------------------------------------------------------------------

(a) Operating expense before the net revenue from acquired property, the securities lending charge and merger expense as a percentage of revenue, computed on a taxable equivalent basis, excluding gains (losses) on the sale of securities.

Operating expense before the net revenue from acquired property, the securities lending charge and merger expense increased $8 million, or 1%, in the fourth quarter of 1995, compared with the prior-year period. This increase primarily resulted from increases in the amortization of purchased mortgage servicing rights, staff expense and equipment expense. These increases were partially offset by lower FDIC deposit insurance assessment expense and professional, legal and other purchased services expense.

The increase in the amortization of mortgage servicing rights reflects the $16 billion, or 44%, increase in the Corporation's mortgage servicing portfolio from December 31, 1994. The increase in staff expense reflects

Mellon Reports Earnings
Jan. 10, 1996
Page 11


higher incentive accruals. The increase in equipment expense primarily reflects the internalization of certain data processing operations at The Boston Company as well as various equipment upgrades. This increase is partially offset by a reduction in expense for purchased data processing services. Partially offsetting these increases were a decrease in the FDIC deposit insurance assessment resulting from a reduction in the assessment rate from $.23 to $.04 for every $100 of deposits and a decrease in professional, legal and other purchased services resulting from lower consulting and legal expense.

The $28 million decrease in operating expense before the net revenue from acquired property, the securities lending charge and merger expense in the full year of 1995, compared with the full year of 1994, resulted from a lower FDIC assessment charge, lower marketing expense related to the CornerStone/sm/ credit cards and a reduction in professional, legal and other purchased services. Partially offsetting these decreases were increases in the amortization of mortgage servicing rights and purchased credit card relationships and higher equipment expense. The efficiency ratio improved two percentage points in 1995.

In the fourth quarter of 1994, the Corporation recorded a one-time charge of $223 million, or $130 million after-tax, as a result of actions taken to reduce the interest rate sensitivity of certain securities lending clients' portfolios. Merger expense of $104 million, or $79 million after-tax, was recorded in the third quarter of 1994 to reflect expense associated with the Dreyfus merger.

Mellon Reports Earnings
Jan. 10, 1996
Page 12


Except for the merger with Dreyfus, which was accounted for as a pooling of interests, the Corporation historically has accounted for business combinations under the purchase method of accounting, resulting in the recording of goodwill and other identified intangibles which are amortized into operating expense in future years. Net income applicable to common stock, return on tangible equity and return on tangible assets, excluding the after-tax impact of the amortization of these intangibles, are shown in the table below:

                                                                        Quarter ended    Year ended
                                                                         December 31,    December 31,
(in millions)                                                           1995     1994    1995    1994
------------------------------------------------------------------------------------------------------
Net income applicable
 to common stock (a)                                                    $ 164   $ 157   $ 652   $ 593
After-tax impact of
 amortization of intangibles
 from purchase acquisitions                                                18      20      73      76
------------------------------------------------------------------------------------------------------
      Total                                                             $ 182   $ 177   $ 725   $ 669
Return on tangible common equity                                         27.3%   25.9%   27.1%   25.3%
Return on tangible assets                                                1.90%   2.00%   1.96%   1.97%
------------------------------------------------------------------------------------------------------

(a) Results for the fourth quarter of 1994 exclude the $130 million securities lending charge, as well as the additional $16 million of preferred stock dividends recorded in connection with the redemption of the Series H preferred stock. Results for the full year 1994 also exclude $89 million of Dreyfus merger-related charges.


Income Taxes
------------
The Corporation's effective tax rate for the full year of 1995 was 36.65%. It is currently anticipated that the effective tax rate will decline to approximately 36.5% in 1996.

Mellon Reports Earnings
Jan. 10, 1996
Page 13


Nonperforming Assets(a)
-----------------------

                                             Dec. 31,   Sept. 30,   June 30,   Dec. 31,
(dollar amounts in millions)                     1995        1995       1995       1994
---------------------------------------------------------------------------------------
Domestic nonperforming loans:
  Consumer mortgage                             $  61       $  62      $  59      $  56
  Commercial real estate                           39          32         42         28
  Other domestic                                   67          89         98         66
International nonperforming loans                   -           -          -          1
---------------------------------------------------------------------------------------
     Total nonperforming loans                    167         183        199        151
---------------------------------------------------------------------------------------
Acquired property:
  Real estate acquired                             87          99         98        116
  Reserve for real estate acquired                (18)        (21)       (21)       (29)
---------------------------------------------------------------------------------------
     Real estate acquired, net of reserve          69          78         77         87
  Other assets acquired                             -           -          -          1
---------------------------------------------------------------------------------------
     Total acquired property                       69          78         77         88
---------------------------------------------------------------------------------------
     Total nonperforming assets                 $ 236       $ 261      $ 276      $ 239
---------------------------------------------------------------------------------------
Nonperforming loans as a percentage of
 total loans                                      .60%        .65%       .72%       .56%
Total nonperforming assets as a
 percentage of total loans and net
 acquired property                                .85%        .93%       .99%       .89%
---------------------------------------------------------------------------------------
(a) Excludes segregated assets.


The $25 million reduction in nonperforming assets from September 30, 1995, resulted from a $16 million decrease in nonperforming loans and a $9 million decrease in acquired property. The decrease in nonperforming loans resulted from returns to accrual status, repayments and credit losses. The reduction in total acquired property primarily resulted from transfers to nonperforming loans. Total nonperforming assets decreased $3 million compared with December 31, 1994 as an increase in nonperforming loans was more than offset by a decrease in acquired property.

Reserve for Credit Losses
-------------------------

                                               Dec. 31,   Sept. 30,   June 30,   Dec. 31,
(dollar amounts in millions)                     1995        1995       1995       1994
-----------------------------------------------------------------------------------------
Reserve for credit losses (a)                     $ 471       $ 574      $ 583      $ 607
Reserve as a percentage of
 total loans                                       1.70%       2.04%      2.10%      2.27%
-----------------------------------------------------------------------------------------

(a) Excludes reserve for segregated assets.

The $103 million decrease in the reserve for credit losses from September 30, 1995, primarily resulted from the $106 million of credit losses taken on the CornerStone/sm/ credit card loans that were transferred to an accelerated

Mellon Reports Earnings
Jan. 10, 1996
Page 14


resolution portfolio. These loans were transferred at their estimated net realizable value. The excess of the carrying value over the estimated realizable value was recorded as a credit loss.

Selected Capital Data
---------------------

(dollar amounts in millions,     Dec. 31,      Sept. 30,   June 30,   Dec. 31,
except per share amounts)            1995           1995       1995       1994
------------------------------------------------------------------------------
Common shareholders' equity        $3,590         $3,693    $ 3,643    $ 3,687
Common shareholders' equity
 to assets ratio                    8.83%          8.81%      9.10%      9.54%
Tangible common shareholders'
 equity                            $2,632         $2,725    $ 2,646    $ 2,651
Tangible common shareholders'
 equity to assets ratio (a)         6.63%          6.66%      6.78%      7.05%
Total shareholders' equity         $4,025         $4,128    $ 4,078    $ 4,122
Total shareholders' equity
 to assets ratio                    9.90%          9.85%     10.19%     10.67%
Tier I capital ratio                8.30%(b)       8.77%      8.98%      9.48%
Total (Tier I and Tier II)
 capital ratio                     11.50%(b)      12.00%     12.31%     12.90%
Leverage capital ratio              7.80%(b)       8.20%      8.32%      8.67%
Book value per common share        $26.17         $26.13    $ 25.59    $ 25.06
Closing common stock price         $53.75         $44.75    $41.625    $30.625
Market capitalization              $7,374         $6,324    $ 5,925    $ 4,507
------------------------------------------------------------------------------

(a) Common shareholders' equity less goodwill and other intangibles divided by total assets less goodwill and other intangibles.
(b) Estimated.

The decrease in the Corporation's common and total shareholders' equity at December 31, 1995, compared with September 30, 1995 and December 31, 1994, primarily resulted from repurchases of common stock offset in part by earnings retention. In addition, asset growth resulted in a decrease in the Corporation's capital ratios compared with December 31, 1994.

In the second quarter of 1995, the Corporation repurchased 3.75 million shares of common stock as well as warrants for an additional 4.5 million shares of stock issued in 1993 as part of the purchase price of The Boston Company. In the fourth quarter of 1995, the board of directors of the Corporation authorized the repurchase of up to 8 million additional shares of

Mellon Reports Earnings
Jan. 10, 1996
Page 15


the Corporation's common stock. At December 31, 1995, the Corporation has repurchased 3.5 million shares under this authorization and expects to complete this repurchase by March 31, 1996. In addition, during 1995 the Corporation repurchased 5.5 million shares of its common stock to be used to meet its current and near-term common stock requirements for its stock-based benefit plans and its dividend reinvestment plan. As of December 31, 1995, the Corporation had reissued 2.8 million of these repurchased shares. During 1995, the Corporation spent $632 million, prior to any reissuances, to purchase 12.8 million shares of common stock, or 9% of common shares outstanding at the beginning of the year, as well as warrants to purchase 4.5 million shares of common stock.

                                 SUMMARY DATA
                Mellon Bank Corporation (and its subsidiaries)

                                                                     Quarter ended            Year ended
(dollar amounts in millions,                                            Dec. 31,                Dec. 31,
 except per share amounts;                                           -----------------       ---------------
common shares in thousands)                                          1995         1994       1995        1994
                                                                     ----         ----       ----        ----
Selected key data (a)
---------------------
  Primary net income per common share                            $   1.18     $    .07   $   4.50    $   2.42
  Return on common shareholders' equity                            18.08%        1.10%     17.77%       9.79%
  Return on assets                                                  1.68%         .42%      1.72%       1.14%
  Yield on interest-earning assets,
   on a taxable equivalent basis                                    8.33%        7.92%      8.44%       7.19%
  Cost of funds supporting interest-
   earning assets                                                   3.90%        3.07%      3.82%       2.48%

Results excluding certain items (a)(b)
--------------------------------------
  Primary net income per common share                            $   1.18     $   1.05   $   4.50    $   4.00
  Return on common shareholders' equity                            18.08%       16.49%     17.77%      16.02%
  Return on assets                                                  1.68%        1.74%      1.72%       1.71%

Average balances for the period (c)
-----------------------------------
  Money market investments                                       $  1,206     $  1,213   $  1,222    $  1,656
  Trading account securities                                          283          281        296         380
  Securities                                                        5,178        5,062      4,922       5,149
  Loans                                                            27,747       26,401     27,321      25,097
  Total interest-earning assets                                    34,414       32,957     33,761      32,282
  Total assets                                                     41,141       38,792     40,097      38,106
  Deposits                                                         28,946       27,260     27,951      27,248
  Total interest-bearing liabilities                               28,629       26,373     27,774      25,441
  Common shareholders' equity                                       3,610        3,745      3,671       3,691
  Total shareholders' equity                                        4,045        4,313      4,106       4,277

Computation of primary net income per common share
----------------------------------------------------
  Net income applicable to
   common stock                                                  $    164     $     11   $    652        $361(d)
                                                                 ========     ========   ========    ========

  Average common shares outstanding                               139,535      147,059    143,428     145,037
  Average common shares issuable upon
   conversion of Series D preferred stock                               -            -          -       1,692
  Other common stock equivalents, net of
   shares assumed repurchased                                       1,901        1,541      1,646       2,340
                                                                 --------     --------   --------    --------
     Total stock and stock equivalents                            141,436(e)   148,600    145,074(e)  149,069
                                                                 ========     ========   ========    ========

  Primary net income per common share (f)                        $   1.18     $    .07   $   4.50    $   2.42
                                                                 ========     ========   ========    ========

-----------------------
(a) Percentages are annualized where applicable. All amounts are based on unrounded numbers.
(b) Results for the fourth quarter of 1994 exclude the $130 million securities lending charge, as well as the additional $16 million of preferred stock dividends recorded in connection with the redemption of the Series H preferred stock. Results for the full year of 1994 exclude $79 million of merger expenses and $10 million of losses on the disposition of securities available for sale previously owned by Dreyfus, the $130 million securities lending charge, as well as the $16 million of preferred stock dividends recorded in connection with the redemption of the Series H preferred stock.
(c) Computed on a daily average basis.
(d) After adding back Series D preferred stock dividends.
(e) At December 31, 1995, common stock and stock equivalents totaled 139.2 million shares.
(f) Based on unrounded numbers.

                    CONDENSED CONSOLIDATED INCOME STATEMENT
                            Mellon Bank Corporation


                                               Quarter ended              Year ended
                                                  Dec. 31,                  Dec. 31,
(in millions, except per                     ------------------        ----------------
share amounts)                               1995          1994        1995        1994
                                             ----          ----        ----        ----
Interest revenue
----------------
Interest and fees on loans (loan fees
 of $24, $22, $79, and $87)                 $ 610         $ 555      $2,425      $1,926
Interest-bearing deposits with banks           11             8          36          34
Federal funds sold and securities
 under resale agreements                        7             9          34          30
Other money market investments                  1             2           2           6
Trading account securities                      4             5          19          24
Securities                                     87            77         322         290
                                             ----          ----      ------       -----
  Total interest revenue                      720           656       2,838       2,310


Interest expense
----------------
Interest on deposits                          237           176         889         539
Federal funds purchased and securities
 under repurchase agreements                   31            30         125          76
Other short-term borrowings                    42            22         159          77
Notes and debentures                           28            27         117         110
                                             ----          ----      ------       -----
  Total interest expense                      338           255       1,290         802
                                             ----          ----      ------       -----
  Net interest revenue                        382           401       1,548       1,508
Provision for credit losses                    35            15         105          70
                                             ----          ----      ------       -----
  Net interest revenue after provision
   for credit losses                          347           386       1,443       1,438

Noninterest revenue
-------------------
Trust and investment management fees          229           224         906         953
Cash management and deposit
 transaction charges                           47            49         191         197
Mortgage servicing fees                        40            24         122          78
Foreign currency and securities trading        18            22          91          76
Credit card fees                               28            21          90          72
Other                                          82            65         270         276
                                            -----          ----      ------       -----
  Total fee revenue                           444           405       1,670       1,652
Gains (losses) on sale of securities            6             -           6          (5)
                                            -----          ----      ------       -----
  Total noninterest revenue                   450           405       1,676       1,647


Operating expense
-----------------
Staff expense                                 248           237         957         956
Net occupancy expense                          52            54         205         206
Professional, legal and other
 purchased services                            51            62         186         210
Equipment expense                              40            35         143         132
Amortization of goodwill and
 other intangible assets                       24            25          96          98
Other expense                                 116           110         460         473
Net revenue from acquired property             (5)           (5)        (20)        (28)
Securities lending charge                       -           223           -         223
Merger expense                                  -             -           -         104
                                            -----          ----      ------       -----
  Total operating expense                     526           741       2,027       2,374
                                            -----          ----      ------       -----
Income before income taxes                    271            50       1,092         711
Provision for income taxes                     97             9         401         278
                                            -----          ----      ------       -----
Net income                                    174            41         691         433
Dividends on preferred stock                   10            30          39          75
                                            -----          ----      ------       -----
Net income applicable to common stock       $ 164          $ 11      $  652      $  358
                                            =====          ====      ======      ======
Primary net income per common share         $1.18          $.07      $ 4.50      $ 2.42
                                            =====          ====      ======      ======
Fully diluted net income per common share   $1.16          $.07      $ 4.46      $ 2.42
                                            =====          ====      ======      ======

                     CONDENSED CONSOLIDATED BALANCE SHEET
                            Mellon Bank Corporation

(dollar amounts in millions)                          Dec. 31,   Dec. 31,
                                                          1995       1994
---------------------------------------------------   --------   --------
Assets
------
Cash and due from banks                               $ 2,342    $ 2,285
Money market investments                                  860        860
Trading account securities                                 62         71
Securities:
 Available for sale                                     2,913      1,881
 Investment (approximate fair value
  of $2,554 and $3,033)                                 2,519      3,244
Loans, net of unearned discount of
  $44 and $62                                          27,690     26,733
Reserve for credit losses                                (471)      (607)
Premises and equipment                                    556        558
Acquired property, net of reserves of
 $18 and $29                                               69         88
Goodwill and other intangibles                            958      1,036
Mortgage servicing rights and purchased
 credit card relationships                                682        352
Other assets                                            2,466      2,143
                                                      -------    -------
     Total assets                                     $40,646    $38,644
                                                      =======    =======

Liabilities
-----------
Deposits in domestic offices                          $24,870    $24,100
Deposits in foreign offices                             4,391      3,470
Short-term borrowings                                   4,317      3,472
Other liabilities                                       1,600      1,912
Notes and debentures (with original maturities
 over one year)                                         1,443      1,568
                                                      -------    -------
     Total liabilities                                 36,621     34,522

Shareholders' equity
--------------------
Preferred stock                                           435        435
Common shareholders' equity:
  Common stock - $.50 par value
   Authorized - 200,000,000 shares
   Issued - 147,165,480 shares                             74         74
  Additional paid-in capital                            1,850      1,851
  Retained earnings                                     2,118      1,780
  Warrants                                                  -         37
  Net unrealized gain (loss) on assets
   available for sale (net of taxes)                       18        (55)
  Treasury stock of 9,978,407
   and - shares at cost                                  (470)         -
                                                      -------    -------
       Total common shareholders' equity                3,590      3,687
                                                      -------    -------
       Total shareholders' equity                       4,025      4,122
                                                      -------    -------
       Total liabilities and shareholders' equity     $40,646    $38,644
                                                      =======    =======
